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                                   EXHIBIT 16.1

                    [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

August 21, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C 20549

Ladies and Gentlemen:

                      Re:  FIRSTWORLD COMMUNICATIONS, INC.

     We have read the section titled "Change in Accountants" of FirstWorld Communications, Inc.'s Form S-4 and are in agreement with the statements contained therein.

                                      Yours very truly,


                                      /s/ PRICEWATERHOUSECOOPERS LLP
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